The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated September 5, 2018.

Preliminary Pricing Supplement No. U3237
To the Underlying Supplement dated April 19, 2018,

Product Supplement No. I–B dated June 30, 2017,

Prospectus Supplement dated June 30, 2017 and

Prospectus dated June 30, 2017

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-218604-02 September 5, 2018
Financial Products
$ 11.65% per annum Contingent Coupon Callable Yield Notes due September 14, 2026 Linked to the Performance of the Lowest Performing of Four Underlyings
•	The securities do not guarantee any return of principal at maturity and do not provide for the regular payment of interest.

•	Subject to Early Redemption, if a Coupon Barrier Event has not occurred on any trading day during an Observation Period, we will pay a contingent coupon on the immediately following Contingent Coupon Payment Date at a Contingent Coupon Rate that is expected to be 11.65% per annum (to be determined on the Trade Date). If a Coupon Barrier Event has occurred, no contingent coupon will be paid on the immediately following Contingent Coupon Payment Date. Contingent coupons will be calculated on a 30/360 basis from and including the Settlement Date to and excluding the earlier of the Early Redemption Date and the Maturity Date, as applicable.

•	We may redeem the securities, in whole but not in part, on any Early Redemption Date but prior to the Maturity Date. No further payments will be made following an Early Redemption.

•	Investors should be willing to (i) forgo dividends and the potential to participate in any appreciation of any Underlying and (ii) lose some or all of their investment if a Knock-In Event has occurred.

•	Senior unsecured obligations of Credit Suisse maturing September 14, 2026. Any payment on the securities is subject to our ability to pay our obligations as they become due.

•	Minimum purchase of $1,000. Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

•	The offering price for the securities is expected to be determined on or about September 10, 2018 (the “Trade Date”), and the securities are expected to settle on or about September 13, 2018 (the “Settlement Date”). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.

•	The securities will not be listed on any exchange.

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 8 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, any product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discounts and Commissions(2)	Proceeds to Issuer
Per security	$1,000	$	$
Total	$	$	$

(1) Certain fiduciary accounts may pay a purchase price of at least $992.50 per $1,000 principal amount of securities.

(2) We or any agent (one of which may be our affiliate) may pay varying discounts and commissions of up to $7.50 per $1,000 principal amount of securities. CSSU or another broker or dealer will forgo some or all discounts and commissions with respect to the sales of securities into certain fiduciary accounts. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse Securities (USA) LLC (“CSSU”) is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $1,000 principal amount of the securities on the Trade Date will be between $970 and $1,000 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the Trade Date. See “Selected Risk Considerations” in this pricing supplement.The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

September     , 2018

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Underlyings:	The securities are linked to the performance of the lowest performing of the Underlyings set forth in the table below. For more information on the Russell 2000® Index, the MSCI Emerging Markets Index and the Nasdaq-100 Index, see “The Reference Indices—The FTSE Russell Indices—The Russell 2000® Index,” “The Reference Indices—The MSCI Indices—The MSCI Emerging Markets Index” and “The Reference Indices—The NASDAQ-100 Index” in the accompanying underlying supplement. For more information on the EURO STOXX® Select Dividend 30 Index, see “The Underlyings— EURO STOXX® Select Dividend 30 Index” herein. Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level and expected Knock-In Level and Coupon Barrier Level (each level to be determined on the Trade Date):
	Underlying	Ticker	Initial Level	Knock-In Level	Coupon Barrier Level
	Russell 2000® Index	RTY <Index>		(Approximately 60% of Initial Level)	(Approximately 70% of Initial Level)
	MSCI Emerging Markets Index	MXEF <Index>		(Approximately 60% of Initial Level)	(Approximately 70% of Initial Level)
	Nasdaq 100® Index	NDX <Index>		(Approximately 60% of Initial Level)	(Approximately 70% of Initial Level)
	EURO STOXX® Select Dividend 30 Index	SD3E <Index>		(Approximately 60% of Initial Level)	(Approximately 70% of Initial Level)
Contingent Coupon Rate:	Subject to Early Redemption, the Contingent Coupon Rate is expected to be 11.65% per annum (to be determined on the Trade Date). If a Coupon Barrier Event has occurred, no contingent coupon will be paid on the immediately following Contingent Coupon Payment Date. Contingent coupons will be calculated on a 30/360 basis from and including the Settlement Date to and excluding the earlier of the Early Redemption Date and the Maturity Date, as applicable. If any Contingent Coupon Payment Date is not a business day, the contingent coupon will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. The amount of any contingent coupon will not be adjusted in respect of any postponement of a Contingent Coupon Payment Date and no interest or other payment will be payable hereon because of any such postponement of a Contingent Coupon Payment Date. No contingent coupons will be payable following an Early Redemption. Contingent coupons, if any, will be payable on the applicable Contingent Coupon Payment Date to the holder of record at the close of business on the business day immediately preceding the applicable Contingent Coupon Payment Date; provided that the contingent coupon payable on the Early Redemption Date or Maturity Date, as applicable, will be payable to the person to whom the Early Redemption Amount or the Redemption Amount, as applicable, is payable.
Coupon Barrier Event:	A Coupon Barrier Event will occur if, on any trading day during an Observation Period, the closing level of any Underlying is less than its Coupon Barrier Level.
Redemption Amount:	Subject to Early Redemption, at maturity, the Redemption Amount you will receive will depend on the individual performance of each Underlying and whether a Knock-In Event has occurred. For each $1,000 principal amount of securities, the Redemption Amount will be determined as follows:
•	If a Knock-In Event has occurred, $1,000 multiplied by the sum of one plus the Underlying Return of the Lowest Performing Underlying. In this case, the Redemption Amount will be less than $600 per $1,000 principal amount of securities. You could lose your entire investment.
•	If a Knock-In Event has not occurred, $1,000. Therefore, you will not participate in any appreciation of any Underlying.
Any payment on the securities is subject to our ability to pay our obligations as they become due.

Early Redemption:	The Issuer may redeem the securities in whole, but not in part, on any Early Redemption Date, upon notice to the trustee on or before the immediately preceding Observation Date for $1,000 for each $1,000 principal amount of the securities (the “Early Redemption Amount”), together with the contingent coupon, if any, payable on that Early Redemption Date. No further payments will be made following an Early Redemption. Payment will be made in respect of such Early Redemption on the Early Redemption Date immediately following the relevant Observation Date (the “Eaarly Redemption Date”). Any payment on the securities is subject to our ability to pay our obligations as they become due.
Early Redemption Dates:

As set forth in Key Dates herein, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If any Early Redemption Date is not a business day, the Early Redemption Amount will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. The Early Redemption Amount will not be adjusted in respect of any postponement of an Early Redemption Date and no interest or other payment will be payable hereon because of any such postponement of an Early Redemption Date.

Knock-In Event:	A Knock-In Event will occur if the Final Level of any Underlying is less than its Knock-In Level.
Lowest Performing Underlying:	The Underlying with the lowest Underlying Return.
Underlying Return:	For each Underlying, the lesser of (i) zero and (ii) an amount calculated as follows:
Final Level − Initial Level Initial Level
Initial Level:	For each Underlying, the closing level of such Underlying on the Trade Date. In the event that the closing level for any Underlying is not available on the Trade Date, the Initial Level for such Underlying will be determined on the immediately following trading day on which a closing level is available.
Final Level:	For each Underlying, the closing level of such Underlying on the Valuation Date.
Observation Periods:	Each Observation Period will be from but excluding an Observation Date to and including the next following Observation Date, provided that the first Observation Period will be from and excluding the Trade Date to and including the first Observation Date.
Valuation Date:	September 9, 2026, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	September 14, 2026, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If the Maturity Date is not a business day, the Redemption Amount will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day.
CUSIP:	22551LAP5
Key Dates:	Each Observation Date, Early Redemption Date and Contingent Coupon Payment Date is set forth in Annex A herein. The Key Dates are subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Additional Terms Specific to the Securities

You should read this pricing supplement together with the underlying supplement dated April 19, 2018, the product supplement dated June 30, 2017, the prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated April 19, 2018:

https://www.sec.gov/Archives/edgar/data/1053092/000095010318004962/dp89590_424b2-underlying.htm

•	Product Supplement No. I–B dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000095010317006316/dp77781_424b2-ib.htm

•	Prospectus Supplement and Prospectus dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Hypothetical Redemption Amounts and Total Payments on the Securities

The tables and examples below illustrate, for a $1,000 investment in the securities, hypothetical Redemption Amounts payable at maturity for a hypothetical range of performances of the Lowest Performing Underlying and, in the case of Table 2, total contingent coupons payable over the term of the securities, which will depend on the number of Coupon Barrier Events that have occurred over the term of the securities. The tables and examples below assume that (i) the Contingent Coupon Rate is 11.65% per annum, (ii) the securities are not redeemed prior to maturity, (iii) the term of the securities is exactly eight years and (iv) the Knock-In Level for each Underlying is 60% of the Initial Level of such Underlying. The actual Contingent Coupon Rate and Knock-In Levels will be determined on the Trade Date. The examples are intended to illustrate hypothetical calculations of only the Redemption Amount and do not illustrate the calculation or payment of any individual contingent coupon.

The hypothetical Redemption Amounts and total contingent coupons set forth below are for illustrative purposes only. The actual Redemption Amount and total contingent coupons applicable to a purchaser of the securities, if any, will depend on the number of Coupon Barrier Events that have occurred over the term of the securities, whether a Knock-In Event has occurred and on the Final Level of the Lowest Performing Underlying. It is not possible to predict how many Coupon Barrier Events will occur, if any, or whether a Knock-In Event will occur and, in the event that there is a Knock-In Event, by how much the level of the Lowest Performing Underlying has decreased from its Initial Level to its Final Level. You will not participate in any appreciation in the Underlyings. You should consider carefully whether the securities are suitable to your investment goals. Any payment on the securities is subject to our ability to pay our obligations as they become due. The numbers appearing in the tables and examples below have been rounded for ease of analysis.

Table 1: Hypothetical Redemption Amounts

Percentage Change from the Initial Level to the Final Level of the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount (excluding contingent coupons, if any)	Total Contingent Coupons
100%	0%	$1,000	(See table below)
90%	0%	$1,000
80%	0%	$1,000
70%	0%	$1,000
60%	0%	$1,000
50%	0%	$1,000
40%	0%	$1,000
30%	0%	$1,000
20%	0%	$1,000
10%	0%	$1,000
0%	0%	$1,000
−10%	−10%	$1,000
−20%	−20%	$1,000
−30%	−30%	$1,000
−40%	−40%	$1,000
−41%	−41%	$590
−50%	−50%	$500
−60%	−60%	$400
−70%	−70%	$300
−80%	−80%	$200
−90%	−90%	$100
−100%	−100%	$0

Table 2: The expected total contingent coupons will depend on how many Coupon Barrier Events occur.

Number of Coupon Barrier Events	Total Contingent Coupons
A Coupon Barrier Event does not occur during any Observation Period	$932
A Coupon Barrier Event occurs during 1 Observation Period	$922.29
A Coupon Barrier Event occurs during 2 Observation Periods	$912.58
A Coupon Barrier Event occurs during 3 Observation Periods	$902.88

A Coupon Barrier Event occurs during 4 Observation Periods	$893.17
A Coupon Barrier Event occurs during 5 Observation Periods	$883.46
A Coupon Barrier Event occurs during 6 Observation Periods	$873.75
A Coupon Barrier Event occurs during 7 Observation Periods	$864.04
A Coupon Barrier Event occurs during 8 Observation Periods	$854.33
A Coupon Barrier Event occurs during 9 Observation Periods	$844.63
A Coupon Barrier Event occurs during 10 Observation Periods	$834.92
A Coupon Barrier Event occurs during 11 Observation Periods	$825.21
A Coupon Barrier Event occurs during 12 Observation Periods	$815.50
A Coupon Barrier Event occurs during 13 Observation Periods	$805.79
A Coupon Barrier Event occurs during 14 Observation Periods	$796.08
A Coupon Barrier Event occurs during 15 Observation Periods	$786.38
A Coupon Barrier Event occurs during 16 Observation Periods	$776.67
A Coupon Barrier Event occurs during 17 Observation Periods	$766.96
A Coupon Barrier Event occurs during 18 Observation Periods	$757.25
A Coupon Barrier Event occurs during 19 Observation Periods	$747.54
A Coupon Barrier Event occurs during 20 Observation Periods	$737.83
A Coupon Barrier Event occurs during 21 Observation Periods	$728.13
A Coupon Barrier Event occurs during 22 Observation Periods	$718.42
A Coupon Barrier Event occurs during 23 Observation Periods	$708.71
A Coupon Barrier Event occurs during 24 Observation Periods	$699
A Coupon Barrier Event occurs during 25 Observation Periods	$689.29
A Coupon Barrier Event occurs during 26 Observation Periods	$679.58
A Coupon Barrier Event occurs during 27 Observation Periods	$669.88
A Coupon Barrier Event occurs during 28 Observation Periods	$660.17
A Coupon Barrier Event occurs during 29 Observation Periods	$650.46
A Coupon Barrier Event occurs during 30 Observation Periods	$640.75
A Coupon Barrier Event occurs during 31 Observation Periods	$631.04
A Coupon Barrier Event occurs during 32 Observation Periods	$621.33
A Coupon Barrier Event occurs during 33 Observation Periods	$611.63
A Coupon Barrier Event occurs during 34 Observation Periods	$601.92
A Coupon Barrier Event occurs during 35 Observation Periods	$592.21
A Coupon Barrier Event occurs during 36 Observation Periods	$582.50
A Coupon Barrier Event occurs during 37 Observation Periods	$572.79
A Coupon Barrier Event occurs during 38 Observation Periods	$563.08
A Coupon Barrier Event occurs during 39 Observation Periods	$553.38
A Coupon Barrier Event occurs during 40 Observation Periods	$543.67
A Coupon Barrier Event occurs during 41 Observation Periods	$533.96
A Coupon Barrier Event occurs during 42 Observation Periods	$524.25
A Coupon Barrier Event occurs during 43 Observation Periods	$514.54
A Coupon Barrier Event occurs during 44 Observation Periods	$504.83
A Coupon Barrier Event occurs during 45 Observation Periods	$495.13
A Coupon Barrier Event occurs during 46 Observation Periods	$485.42
A Coupon Barrier Event occurs during 47 Observation Periods	$475.71
A Coupon Barrier Event occurs during 48 Observation Periods	$466
A Coupon Barrier Event occurs during 49 Observation Periods	$456.29
A Coupon Barrier Event occurs during 50 Observation Periods	$446.58
A Coupon Barrier Event occurs during 51 Observation Periods	$436.88
A Coupon Barrier Event occurs during 52 Observation Periods	$427.17
A Coupon Barrier Event occurs during 53 Observation Periods	$417.46
A Coupon Barrier Event occurs during 54 Observation Periods	$407.75
A Coupon Barrier Event occurs during 55 Observation Periods	$398.04
A Coupon Barrier Event occurs during 56 Observation Periods	$388.33
A Coupon Barrier Event occurs during 57 Observation Periods	$378.63
A Coupon Barrier Event occurs during 58 Observation Periods	$368.92
A Coupon Barrier Event occurs during 59 Observation Periods	$359.21
A Coupon Barrier Event occurs during 60 Observation Periods	$349.50
A Coupon Barrier Event occurs during 61 Observation Periods	$339.79
A Coupon Barrier Event occurs during 62 Observation Periods	$330.08

A Coupon Barrier Event occurs during 63 Observation Periods	$320.38
A Coupon Barrier Event occurs during 64 Observation Periods	$310.67
A Coupon Barrier Event occurs during 65 Observation Periods	$300.96
A Coupon Barrier Event occurs during 66 Observation Periods	$291.25
A Coupon Barrier Event occurs during 67 Observation Periods	$281.54
A Coupon Barrier Event occurs during 68 Observation Periods	$271.83
A Coupon Barrier Event occurs during 69 Observation Periods	$262.13
A Coupon Barrier Event occurs during 70 Observation Periods	$252.42
A Coupon Barrier Event occurs during 71 Observation Periods	$242.71
A Coupon Barrier Event occurs during 72 Observation Periods	$233
A Coupon Barrier Event occurs during 73 Observation Periods	$223.29
A Coupon Barrier Event occurs during 74 Observation Periods	$213.58
A Coupon Barrier Event occurs during 75 Observation Periods	$203.88
A Coupon Barrier Event occurs during 76 Observation Periods	$194.17
A Coupon Barrier Event occurs during 77 Observation Periods	$184.46
A Coupon Barrier Event occurs during 78 Observation Periods	$174.75
A Coupon Barrier Event occurs during 79 Observation Periods	$165.04
A Coupon Barrier Event occurs during 80 Observation Periods	$155.33
A Coupon Barrier Event occurs during 81 Observation Periods	$145.63
A Coupon Barrier Event occurs during 82 Observation Periods	$135.92
A Coupon Barrier Event occurs during 83 Observation Periods	$126.21
A Coupon Barrier Event occurs during 84 Observation Periods	$116.50
A Coupon Barrier Event occurs during 85 Observation Periods	$106.79
A Coupon Barrier Event occurs during 86 Observation Periods	$97.08
A Coupon Barrier Event occurs during 87 Observation Periods	$87.38
A Coupon Barrier Event occurs during 88 Observation Periods	$77.67
A Coupon Barrier Event occurs during 89 Observation Periods	$67.96
A Coupon Barrier Event occurs during 90 Observation Periods	$58.25
A Coupon Barrier Event occurs during 91 Observation Periods	$48.54
A Coupon Barrier Event occurs during 92 Observation Periods	$38.83
A Coupon Barrier Event occurs during 93 Observation Periods	$29.13
A Coupon Barrier Event occurs during 94 Observation Periods	$19.42
A Coupon Barrier Event occurs during 95 Observation Periods	$9.71
A Coupon Barrier Event occurs during 96 Observation Periods	$0

The total payment on the securities will be equal to the Redemption Amount applicable to an investor plus the total contingent coupons payable, if any.

The following examples illustrate how the Redemption Amount is calculated.

Example 1: The Final Level of an Underlying is less than its Knock-In Level.

Underlying	Final Level
RTY	110% of Initial Level
MXEF	90% of Initial Level
NDX	40% of Initial Level
SD3E	90% of Initial Level

Because the Final Level of NDX is less than its Knock-In Level, a Knock-In Event has occurred. NDX is also the Lowest Performing Underlying.

Therefore, the Redemption Amount is determined as follows:

Underlying Return of the Lowest Performing Underlying	=	the lesser of (i) zero and (ii) (Final Level - Initial Level) / Initial Level
	=	the lesser of (i) zero and (ii) −60%
	=	−60%
Redemption Amount	=	$1,000 × (1 + Underlying Return of the Lowest Performing Underlying)
	=	$1,000 × 0.40
	=	$400

Even though the Final Level of RTY is above its Initial Level, you will not participate in any appreciation of RTY and will be exposed to the depreciation in the Lowest Performing Underlying.

Example 2: The Final Level of each Underlying is less than its Initial Level but equal to or greater than its Knock-In Level.

Underlying	Final Level
RTY	80% of Initial Level
MXEF	90% of Initial Level
NDX	75% of Initial Level
SD3E	90% of Initial Level

Even though the Final Level of each Underlying is below its Initial Level, because the Final Level of each Underlying is equal to or greater than its Knock-In Level, a Knock-In Event has not occurred.

Therefore, the Redemption Amount equals $1,000.

Example 3: The Final Level of each Underlying is equal to or greater than its Initial Level.

Underlying	Final Level
RTY	110% of Initial Level
MXEF	120% of Initial Level
NDX	110% of Initial Level
SD3E	110% of Initial Level

Because the Final Level of each Underlying is equal to or greater than its Knock-In Level, a Knock-In Event has not occurred.

Therefore, the Redemption Amount equals $1,000. Even though the Final Level of each Underlying is greater than its respective Initial Level, you will not participate in the appreciation of any Underlying.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlyings. These risks are explained in more detail in the “Risk Factors” section of any accompanying product supplement.

•	YOU MAY RECEIVE LESS THAN THE PRINCIPAL AMOUNT AT MATURITY — You may receive less at maturity than you originally invested in the securities, or you may receive nothing, excluding contingent coupons, if any. If the Final Level of any Underlying is less than its Knock-In Level, you will be fully exposed to any depreciation in the Lowest Performing Underlying. In this case, the Redemption Amount you will receive will be less than the principal amount of the securities, and you could lose your entire investment. It is not possible to predict whether a Knock-In Event will occur, and in the event that there is a Knock-In Event, by how much the level of the Lowest Performing Underlying has decreased from its Initial Level to its Final Level. Any payment on the securities is subject to our ability to pay our obligations as they become due.

•	REGARDLESS OF THE AMOUNT OF ANY PAYMENT YOU RECEIVE ON THE SECURITIES, YOUR ACTUAL YIELD MAY BE DIFFERENT IN REAL VALUE TERMS — Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

•	THE SECURITIES DO NOT PROVIDE FOR REGULAR FIXED INTEREST PAYMENTS — Unlike conventional debt securities, the securities do not provide for regular fixed interest payments. The number of contingent coupons you receive over the term of the securities, if any, will depend on the performance of the Underlyings during the term of the securities and the number of Coupon Barrier Events that occur. If a Coupon Barrier Event has occurred during any Observation Period, you will not receive a contingent coupon on the Contingent Coupon Payment Date immediately following such Observation Period. Accordingly, if a Coupon Barrier Event has occurred during every Observation Period, you will not receive any contingent coupons during the term of the securities. Thus, the securities are not a suitable investment for investors who require regular fixed income payments, since the number of contingent coupons is variable and may be zero.

In addition, if rates generally increase over the term of the securities, it is more likely that the contingent coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupons and in real value terms. Furthermore, it is possible that you will not receive some or all of the contingent coupons over the term of the securities, and still lose your principal amount. Even if you do receive some or all of your principal amount at maturity, you will not be compensated for the time value of money. These securities are not short-term investments, so you should carefully consider these risks before investing.

•	MORE FAVORABLE TERMS TO YOU ARE GENERALLY ASSOCIATED WITH AN UNDERLYING WITH GREATER EXPECTED VOLATILITY AND THEREFORE CAN INDICATE A GREATER RISK OF LOSS — “Volatility” refers to the frequency and magnitude of changes in the level of an Underlying. The greater the expected volatility with respect to an Underlying on the Trade Date, the higher the expectation as of the Trade Date that the level of such Underlying could be less than its (i) Coupon Barrier Level on any trading day during an Observation Period or (ii) Knock-In Level on the Valuation Date, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher Contingent Coupon Rate than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as lower Coupon Barrier Levels or Knock-In Levels) than for similar securities linked to the performance of an underlying with a lower expected volatility as of the Trade Date. You should therefore understand that a relatively higher Contingent Coupon Rate may indicate an increased risk of loss. Further, relatively lower Coupon Barrier Levels or Knock-In Levels may not necessarily indicate that you will receive a contingent coupon on any Contingent Coupon Payment Date or that the securities have a greater likelihood of a return of principal at maturity. The volatility of any Underlying can change significantly over the term of the securities. The levels of the Underlyings for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlyings and the potential to lose a significant amount of your principal at maturity.

•	AT MATURITY OR UPON EARLY REDEMPTION, THE SECURITIES WILL NOT PAY MORE THAN THE PRINCIPAL AMOUNT PLUS THE FINAL CONTINGENT COUPON, IF ANY — At maturity or upon Early Redemption, the securities will not pay more than the principal amount plus the final contingent coupon, if any, regardless of the performance of any Underlying. Even if the Final Level of each Underlying is greater than its respective Initial Level, you will not participate in the appreciation of any Underlying. The maximum amount payable with respect to the securities (excluding contingent coupons, if any) is $1,000 for each $1,000 principal amount of the securities.

•	THE SECURITIES ARE SUBJECT TO THE CREDIT RISK OF CREDIT SUISSE — Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

•	THE SECURITIES ARE SUBJECT TO A POTENTIAL EARLY REDEMPTION, WHICH EXPOSES YOU TO REINVESTMENT RISK — Market events could affect our decision to redeem the securities. For example, it is more likely that Credit Suisse will redeem the securities prior to the Maturity Date at a time when Credit Suisse believes it will be likely to pay contingent coupons over the term of the securities and could issue a comparable debt security with a lower contingent coupon rate. If we redeem the securities prior to maturity, you may not be able to invest in other securities with a similar level of risk that offer the same contingent coupon rate as the securities.

•	AN EARLY REDEMPTION WOULD LIMIT YOUR OPPORTUNITY TO BE PAID CONTINGENT COUPONS OVER THE FULL TERM OF THE SECURITIES — The securities are subject to a potential Early Redemption on any Early Redemption Date, upon notice to the trustee on or before the immediately preceding Observation Date. If the securities are redeemed prior to the Maturity Date, you will receive a cash payment equal to the principal amount of your securities and the contingent coupon payable, if any, on that Early Redemption Date, and no further payments will be made in respect of the securities. In this case, you will lose the opportunity to continue to be paid contingent coupons from the date of Early Redemption to the scheduled Maturity Date.

•	YOU WILL BE SUBJECT TO RISKS RELATING TO THE RELATIONSHIP BETWEEN THE UNDERLYINGS — The securities are linked to the individual performance of each Underlying. As such, the securities will perform poorly if only one of the Underlyings performs poorly. For example, if one Underlying appreciates from its Initial Level to its Final Level, but the Final Level of the Lowest Performing Underlying is less than its Knock-In Level, you will be exposed to the depreciation of the Lowest Performing Underlying and you will not benefit from the performance of any other Underlying. Each additional Underlying to which the securities are linked increases the risk that the securities will perform poorly. By investing in the securities, you assume the risk that (i) the Final Level of at least one of the Underlyings will be less than its Knock-In Level and (ii) a Coupon Barrier Event has occurred with respect to at least one of the Underlyings during one or more Observation Periods, regardless of the performance of any other Underlying.

It is impossible to predict the relationship between the Underlyings. If the performances of the Underlyings exhibit no relationship to each other, it is more likely that one of the Underlyings will cause the securities to perform poorly. However, if the performances of the equity securities included in each Underlying are related such that the performances of the Underlyings are correlated, then there is less likelihood that only one Underlying will cause the securities to perform poorly. Furthermore, to the extent that each Underlying represents a different market segment or market sector, the risk of one Underlying performing poorly is greater. As a result, you are not only taking market risk on each Underlying, you are also taking a risk relating to the relationship among the Underlyings.

•	THE SECURITIES ARE LINKED TO THE RUSSELL 2000® INDEX AND ARE SUBJECT TO THE RISKS ASSOCIATED WITH SMALL-CAPITALIZATION COMPANIES — The Russell 2000® Index is composed of equity securities issued by companies with relatively small market capitalization. These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large-capitalization companies. In addition, small-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the Russell 2000® Index may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

•	FOREIGN SECURITIES MARKETS RISK — Some or all of the assets included in the MSCI Emerging Markets Index and the EURO STOXX® Select Dividend 30 Index are issued by foreign companies and trade in foreign securities markets. Investments in the securities therefore involve risks associated with the securities markets in those countries, including risks of volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The equity securities included in the MSCI Emerging Markets Index and the EURO STOXX® Select Dividend 30 Index may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of the equity securities included in the MSCI Emerging Markets Index and the EURO STOXX® Select Dividend 30 Index, and therefore the performance of the MSCI Emerging Markets Index and the EURO STOXX® Select Dividend 30 Index and the value of the securities.

•	EMERGING MARKETS RISK — The MSCI Emerging Markets Index is exposed to the political and economic risks of emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market nation. Political or economic instability could have an adverse effect on the performance of the securities.

•	CURRENCY EXCHANGE RISK — Because the prices of the equity securities included in the MSCI Emerging Markets Index are converted into U.S. dollars for purposes of calculating the level of the MSCI Emerging Markets Index, investors will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities included in the MSCI Emerging Markets Index trade. Currency exchange rates may be highly volatile, particularly in relation to emerging or developing nations’ currencies and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes in currency exchange rates, including changes in liquidity and prices, can occur within very short periods of time. Currency exchange rate risks include, but are not limited to, convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the equity securities included in the MSCI Emerging Markets Index, the level of the MSCI Emerging Markets Index and the value of the securities.

•	THE CLOSING LEVEL OF THE EURO STOXX® SELECT DIVIDEND 30 INDEX WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES RELATIVE TO THE U.S. DOLLAR EVEN THOUGH THE EQUITY SECURITIES INCLUDED IN THE EURO STOXX® SELECT DIVIDEND 30 INDEX ARE TRADED IN A FOREIGN CURRENCY AND THE SECURITIES ARE DENOMINATED IN U.S. DOLLARS — The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the equity securities included in the EURO

STOXX® Select Dividend 30 Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

•	THE PERFORMANCE OF THE EURO STOXX® SELECT DIVIDEND 30 INDEX IS BASED SOLELY ON THE PRICE PERFORMANCE OF THE EURO STOXX® SELECT DIVIDEND 30 INDEX — Unlike a “total return” index which would reflect dividends paid on the stocks that constitute the EURO STOXX® Select Dividend 30 Index in addition to reflecting changes in the market prices of such stocks, the EURO STOXX® Select Dividend 30 Index is a price-return index. Therefore, although the EURO STOXX® Select Dividend 30 Index tracks the performance of high dividend-yielding companies, such dividend payments are excluded in measuring the EURO STOXX® Select Dividend 30 Index’s performance, and the return on the EURO STOXX® Select Dividend 30 Index will not include any dividends paid on the stocks that constitute the EURO STOXX® Select Dividend 30 Index. The value of the EURO STOXX® Select Dividend 30 Index may decline over the term of the securities even if, when distributions of dividend payments are taken into account, a direct investment in the stocks constituting the EURO STOXX® Select Dividend 30 Index would have realized an overall positive return over the same period. The return on the securities will not include a total return feature.

•	HEDGING AND TRADING ACTIVITY — We or any of our affiliates may carry out hedging activities related to the securities, including in instruments related to the Underlyings. We or our affiliates may also trade instruments related to the Underlyings from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

•	THE ESTIMATED VALUE OF THE SECURITIES ON THE TRADE DATE MAY BE LESS THAN THE PRICE TO PUBLIC — The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

•	EFFECT OF INTEREST RATE USED IN STRUCTURING THE SECURITIES — The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

•	SECONDARY MARKET PRICES — If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

•	CREDIT SUISSE IS SUBJECT TO SWISS REGULATION — As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

•	LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

•	POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

•	UNPREDICTABLE ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES — The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date may be less than the Price to Public.” Therefore, in addition to the levels of any Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o	the expected and actual volatility of the Underlyings;

o	the expected and actual correlation, if any, between the Underlyings;

o	the time to maturity of the securities;

o	the dividend rate on the equity securities included in the Underlyings;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components included in the Underlyings or markets generally and which may affect the levels of the Underlyings; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

•	NO OWNERSHIP RIGHTS RELATING TO THE UNDERLYINGS — Your return on the securities will not reflect the return you would realize if you actually owned the assets that comprise the Underlyings. The return on your investment is not the same as the total return based on the purchase of the assets that comprise the Underlyings.

•	NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the assets that comprise the Underlyings.

•	THE U.S. FEDERAL TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

The Underlyings

The Russell 2000® Index

For additional information on the Russell 2000® Index, see “The Reference Indices—The FTSE Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement.

The MSCI Emerging Markets Index

For more information on the MSCI Emerging Markets Index, see “The Reference Indices—The MSCI Indices—The MSCI Emerging Markets Index” in the accompanying underlying supplement.

The Nasdaq-100 Index

For more information on the Nasdaq-100 Index, see “The Reference Indices—The NASDAQ-100 Index” in the accompanying underlying supplement.

The EURO STOXX® Select Dividend 30 Index

We have derived all information contained herein regarding the EURO STOXX® Select Dividend 30 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, STOXX Limited (“STOXX”). The EURO STOXX® Select Dividend 30 Index is calculated, maintained and published by STOXX. STOXX has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX® Select Dividend 30 Index at any time. The EURO STOXX® Select Dividend 30 Index is reported by Bloomberg L.P. under the ticker symbol “SD3E.”

The EURO STOXX® Select Dividend 30 Index was created by STOXX, a wholly owned subsidiary of Deutsche Börse AG. The EURO STOXX® Select Dividend 30 Index has a base date of December 30, 1998 and a base value of 1,000. The EURO STOXX® Select Dividend 30 Index is disseminated on the STOXX website, which sets forth, among other things, the country and industrial sector weightings of the securities included in the EURO STOXX® Select Dividend 30 Index. Information contained in the STOXX website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

EURO STOXX® Select Dividend 30 Index Composition and Maintenance

The EURO STOXX® Select Dividend 30 Index is composed of 30 of the highest dividend-paying stocks selected from the components of the EURO STOXX® Index, which provides a broad representation of the developed markets in the Eurozone. The component stocks are selected from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.  Not all 11 countries are represented in the EURO STOXX® Select Dividend 30 Index at any given time. Although the EURO STOXX® Select Dividend 30 Index measures the performance of high dividend-yielding companies, it is a price return index and, therefore, the return on the EURO STOXX® Select Dividend 30 Index will not include any dividends paid on the securities that make up the EURO STOXX® Select Dividend 30 Index.

Components of the EURO STOXX® Index and their secondary share lines are eligible. Companies are screened for the following criteria: indicated annualized dividend (applies for components and non-components), non-negative dividend growth rate over the past five years (applies for non-components only), dividend payments in four out of five calendar years (applies for non-components only), non-negative payout ratio (applies for components and non-components), payout ratio of less than or equal to 60% (applies for non-components only) and a minimum level of liquidity (applies for non-components) as described below. For companies that have more than one share line, the line with the higher dividend yield is chosen.

The minimum liquidity threshold for each non-component is based on the average daily traded value over the 3-month period ending on the month prior to the review month and is determined as follows:

where ADTVi represents the average daily traded value of the ith non-component stock over the 3-month period ending on the month prior to the review month.

To obtain the selection list, all companies are ranked according to an outperformance factor, calculated as the net dividend yield of the company divided by the greater of maximum of (the relevant STOXX® Country TMI net dividend yield; EURO STOXX® TMI net dividend yield) – 1. All current companies ranked from 1 to 60 in the selection list will remain in EURO STOXX® Select Dividend 30 Index. If the number is below 30, the highest ranked non-components are added until there are enough stocks.

The composition of the EURO STOXX® Select Dividend 30 Index is reviewed annually in March. The EURO STOXX® Select Dividend 30 Index is also reviewed on an ongoing basis.

To maintain the number of components constant, a deleted stock is replaced with the highest-ranked non-component on the selection list. The selection list is updated on a quarterly basis according to the review component selection process. The restrictions on the maximum count per country are applied. If a company is deleted from the EURO STOXX® Index between the annual review dates, but is still a component of the STOXX® Global TMI, the stock will remain in the EURO STOXX® Select Dividend 30 Index until the next annual review, provided that it still meets the requirements for the EURO STOXX® Select Dividend 30 Index.

If STOXX becomes aware of dividend data changes for the components of the EURO STOXX® Select Dividend 30 Index, the following index adjustments may occur. The timing of the index adjustment depends on the changes in the dividend data. If the company cancels one of its dividends, the company will be deleted from the EURO STOXX® Select Dividend 30 Index, the replacement announced immediately, implemented two trading days later and become effective the next trading day. If the company lowers its dividend, the company will remain in the EURO STOXX® Select Dividend 30 Index until the next selection list is available. If the company is ranked 60 or above on this selection list, it is retained. If it is ranked 61 or below on the selection list, it is removed and replaced by the highest-ranked non- component on that selection list. The changes will be announced on the fifth trading day of the month together with the selection list and become effective on the first trading day after the third Friday of the month. The weight factors for the new components will be published on the quarterly underlying data announcement based on previous day closing prices.

Spin-off stocks are not considered for immediate addition in the EURO STOXX® Select Dividend 30 Index. If the original company has a significantly lower dividend after the spin-off, then its status will be reviewed for fast exit as described above. In the case of mergers or takeovers, the original stock is replaced by the surviving stock, if it is ranked 60 or above on this selection list. If the stocks of the surviving company is ranked 61 or below on the selection list, the original stocks are replaced with the highest-ranked non-component on the selection list.

EURO STOXX® Select Dividend 30 Index Calculation

The EURO STOXX® Select Dividend 30 Index is weighted based on the components’ stock prices and weighting factors. The formula for calculating the EURO STOXX® Select Dividend 30 Index value can be expressed as follows:

Where:

= Index level at time (t)
t	= Time the EURO STOXX® Select Dividend 30 Index is computed
n	= Number of companies in EURO STOXX® Select Dividend 30 Index
= Price of company (i) at time (t)
= Weighting factor of company (i) at time (t)
= Weighting cap factor of company (i) at time (t)
= Divisor of the EURO STOXX® Select Dividend 30 Index at time (t)

The factors for each component stock of the EURO STOXX® Select Dividend 30 Index are calculated based on net-dividend yields. The weight determination is as follows:

Where:

wi	= weight of company (i)
Di	= net dividend of company (i)
pi	= closing price of company (i)
Dj	= net dividend of company (j)
pj	= closing price of company (j)
N	= number of EURO STOXX® Select Dividend 30 Index components

The weighting cap factor for each component stock of the EURO STOXX® Select Dividend 30 Index is determined as follows:

Weighting cap factor = (1,000,000,000 × initial weight / closing price of the stock in EUR), rounded to integers.

The weighting factors are published on the second Friday in March, one week prior to quarterly review implementation using Thursday’s closing prices.

An additional cap factor of 15% applies. All weighting cap factors are reviewed quarterly.

Replacements are added with a weight corresponding to their dividend yield on the current selection list. The new component’s dividend yield is weighted against the dividend yields of all companies of the new index composition:

Where:

wi	= weight of replacement company (i)
Di	= net dividend of replacement company (i) on cut-off date of current selection list
pi	= closing price of company (i) on cut-off date of current selection list
Dj	= net dividend of company (j) on cut-off date on current selection list of company (j) in new index composition
pj	= closing price of company on cut-off date of current selection list of company (j) in new index composition
N	= number of EURO STOXX® Select Dividend 30 Index components

Where:

wfit	= new weighting factor of replacement (i) at time (t)
K	= number of replacements
T	= date of closing price for weighting factor calculation
N-1	= remaining EURO STOXX® Select Dividend 30 Index components (previous index composition minus the deleted company)
wfjt	= weighting factor of EURO STOXX® Select Dividend 30 Index component (j) at time (t)
pjt cfjt wi pit

= price of EURO STOXX® Select Dividend 30 Index component (j) at time (t)

= weighting cap factor of EURO STOXX® Select Dividend 30 Index component (j) at time (t)

= weight of replacement company (i)

= price of replacement company (i) at time (t)

The remaining current components stay in the EURO STOXX® Select Dividend 30 Index with unchanged weighting factors.

The EURO STOXX® Select Dividend 30 Index is also subject to a divisor, which is adjusted to maintain the continuity of EURO STOXX® Select Dividend 30 Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Special cash dividend:

Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution

Adjusted price = closing price – dividend announced by the company × (1 – withholding tax if applicable)

Divisor: decreases

(2) Split and reverse split: Adjusted price = closing price × A / B New weighting factor = old weighting factor × B / A Divisor: unchanged

(3) Rights offering:

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

For standard rights issues:

Adjusted price = (closing price × A + subscription price × B) / (A + B)

New weighting factor = old weighting factor × closing price / adjusted price

Divisor: unchanged

(4) Stock dividend: Adjusted price = closing price × A / (A + B) New weighting factor = old weighting factor × (A + B) / A Divisor: unchanged	(5) Stock dividend (from treasury stock): Adjusted only if treated as extraordinary dividend. Adjusted close = close – close × B / (A + B) Divisor: decreases
(6) Stock dividend of another company: Adjusted price = (closing price × A – price of other company × B) / A Divisor: decreases

(7) Return of capital and share consolidation:

Adjusted price = (closing price – capital return announced by company × (1-withholding tax)) × A / B

New weighting factor = old weighting factor × B / A

Divisor: decreases

(8) Repurchase of shares / self-tender:

Adjusted price = ((price before tender × old number of shares) – (tender price × number of tendered shares)) / (old number of shares – number of tendered shares)

New weighting factor = old number of weighting factor × closing price / adjusted price

Divisor: decreases

(9) Spin-off: Adjusted price = (closing price × A – price of spun-off shares × B) / A New weighting factor for the spin-off = weighting factor of the parent company × B / A Divisor: decreases

(10) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C × (1 + B / A)) / ((A + B) × ( 1 + C / A))

New weighting factor = old weighting factor × closing price / adjusted price

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C) /((A + C) × (1 + B / A))

New weighting factor = old weighting factor × closing price / adjusted price

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price × A + subscription price × C) / (A + B + C)

New weighting factor = old weighting factor × closing price / adjusted price

Divisor: increases

(11) Addition / deletion of a company: No price adjustments are made. The net change in units determines the divisor adjustment.

License Agreement

We have entered into an agreement with STOXX providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the EURO STOXX® Select Dividend 30 Index, which is owned and published by STOXX, in connection with certain securities, including the securities.

STOXX and its licensors (the “Licensors”) have no relationship to us, other than the licensing of the EURO STOXX® Select Dividend 30 Index and the related trademarks for use in connection with the securities. STOXX and its Licensors do not sponsor, endorse, sell or promote the securities; recommend that any person invest in the securities; have any responsibility or liability for or make any decisions about the timing, amount or pricing of the securities; have any responsibility or liability for the administration, management or marketing of the securities; or consider the needs of the securities or the owners of the securities in determining, composing or calculating the EURO STOXX® Select Dividend 30 Index or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the securities. Specifically, STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about: the results to be obtained by the securities, the owners of the securities or any other person in connection with the use of the EURO STOXX® Select Dividend 30 Index and the data included in the EURO STOXX® Select Dividend 30 Index; the accuracy or completeness of the EURO STOXX® Select Dividend 30 Index and its data; and the merchantability and the fitness for a particular purpose or use of the EURO STOXX® Select Dividend 30 Index and its data. STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX® Select Dividend 30 Index or its data. Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between us and STOXX is solely for our benefit and the benefit of STOXX and not for the benefit of the owners of the securities or any other third parties.

Historical Information

The following graphs set forth the historical performance of the Underlyings based on the closing level of each Underlying from January 2, 2013 through August 30, 2018. We obtained the historical information below from Bloomberg, without independent verification.

You should not take the historical levels of the Underlyings as an indication of future performance of the Underlyings or the securities. Any historical trend in the levels of the Underlyings during any period set forth below is not an indication that the levels of the Underlyings are more or less likely to increase or decrease at any time over the term of the securities.

For additional information on the Russell 2000® Index, the MSCI Emerging Markets Index and the Nasdaq-100 Index, see “The Reference Indices—The FTSE Russell Indices—The Russell 2000® Index,” “The Reference Indices—The MSCI Indices—The MSCI Emerging Markets Index” and “The Reference Indices—The NASDAQ-100 Index” in the accompanying underlying supplement. For additional information on the EURO STOXX® Select Dividend 30 Index, see “The Underlyings— EURO STOXX® Select Dividend 30 Index” herein.

The closing level of the Russell 2000® Index on August 30, 2018 was 1732.354.

The closing level of the MSCI Emerging Markets Index on August 30, 2018 was 1057.84.

The closing level of the Nasdaq 100® Index on August 30, 2018 was 7642.670.

The closing level of the EURO STOXX® Select Dividend 30 Index on August 30, 2018 was 1980.20.

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “Material United States Federal Income Tax Considerations.”

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, it is reasonable under current law to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. However, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss you recognize on the securities. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the Trade Date.

Assuming this treatment of the securities is respected and subject to the discussion in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	Any coupons paid on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the securities might be determined to be contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, might be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. Except as provided below and in the accompanying product supplement under “Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities” and “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments,” we currently do not intend to treat coupons paid to a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities as subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

Moreover, as discussed under “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued in 2018 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the Trade Date for the securities and it is possible that the securities will be subject to withholding tax under Section 871(m) based on circumstances on that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to a U.S. equity to which the securities relate. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should read the section entitled “Material United States Federal Income Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. We may also agree to sell the securities to other agents that are parties to the distribution agreement. We refer to CSSU and other such agents as the “Agents.”

The distribution agreement provides that the Agents are obligated to purchase all of the securities if any are purchased.

The Agents may offer the securities at the offering price set forth on the cover page of this pricing supplement and may receive varying discounts and commissions of up to $7.50 per $1,000 principal amount of securities. The Agents may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. CSSU or another broker or dealer will forgo some or all discounts and commissions with respect to the sales of securities into certain fiduciary accounts. If all of the securities are not sold at the initial offering price, the Agents may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

Annex A

Observation Dates	Early Redemption Dates	Contingent Coupon Payment Dates
October 10, 2018		October 15, 2018
November 8, 2018		November 13, 2018
December 10, 2018	December 13, 2018	December 13, 2018
January 9, 2019		January 14, 2019
February 8, 2019		February 13, 2019
March 8, 2019	March 13, 2019	March 13, 2019
April 10, 2019		April 15, 2019
May 8, 2019		May 13, 2019
June 10, 2019	June 13, 2019	June 13, 2019
July 10, 2019		July 15, 2019
August 8, 2019		August 13, 2019
September 10, 2019	September 13, 2019	September 13, 2019
October 10, 2019		October 15, 2019
November 8, 2019		November 13, 2019
December 10, 2019	December 13, 2019	December 13, 2019
January 8, 2020		January 13, 2020
February 10, 2020		February 13, 2020
March 10, 2020	March 13, 2020	March 13, 2020
April 7, 2020		April 13, 2020
May 8, 2020		May 13, 2020
June 10, 2020	June 15, 2020	June 15, 2020
July 8, 2020		July 13, 2020
August 10, 2020		August 13, 2020
September 9, 2020	September 14, 2020	September 14, 2020
October 8, 2020		October 13, 2020
November 10, 2020		November 13, 2020
December 9, 2020	December 14, 2020	December 14, 2020
January 8, 2021		January 13, 2021
February 10, 2021		February 16, 2021
March 10, 2021	March 15, 2021	March 15, 2021
April 8, 2021		April 13, 2021
May 10, 2021		May 13, 2021
June 9, 2021	June 14, 2021	June 14, 2021
July 8, 2021		July 13, 2021
August 10, 2021		August 13, 2021
September 8, 2021	September 13, 2021	September 13, 2021
October 8, 2021		October 13, 2021
November 10, 2021		November 15, 2021
December 8, 2021	December 13, 2021	December 13, 2021
January 10, 2022		January 13, 2022
February 9, 2022		February 14, 2022
March 9, 2022	March 14, 2022	March 14, 2022
April 8, 2022		April 13, 2022
May 10, 2022		May 13, 2022
June 8, 2022	June 13, 2022	June 13, 2022
July 8, 2022		July 13, 2022
August 10, 2022		August 15, 2022
September 8, 2022	September 13, 2022	September 13, 2022
October 10, 2022		October 13, 2022
November 9, 2022		November 14, 2022
December 8, 2022	December 13, 2022	December 13, 2022
January 10, 2023		January 13, 2023
February 8, 2023		February 13, 2023
March 8, 2023	March 13, 2023	March 13, 2023
April 6, 2023		April 13, 2023
May 10, 2023		May 15, 2023

June 8, 2023	June 13, 2023	June 13, 2023
July 10, 2023		July 13, 2023
August 9, 2023		August 14, 2023
September 8, 2023	September 13, 2023	September 13, 2023
October 10, 2023		October 13, 2023
November 8, 2023		November 13, 2023
December 8, 2023	December 13, 2023	December 13, 2023
January 10, 2024		January 16, 2024
February 8, 2024		February 13, 2024
March 8, 2024	March 13, 2024	March 13, 2024
April 10, 2024		April 15, 2024
May 8, 2024		May 13, 2024
June 10, 2024	June 13, 2024	June 13, 2024
July 10, 2024		July 15, 2024
August 8, 2024		August 13, 2024
September 10, 2024	September 13, 2024	September 13, 2024
October 10, 2024		October 15, 2024
November 8, 2024		November 13, 2024
December 10, 2024	December 13, 2024	December 13, 2024
January 8, 2025		January 13, 2025
February 10, 2025		February 13, 2025
March 10, 2025	March 13, 2025	March 13, 2025
April 9, 2025		April 14, 2025
May 8, 2025		May 13, 2025
June 10, 2025	June 13, 2025	June 13, 2025
July 9, 2025		July 14, 2025
August 8, 2025		August 13, 2025
September 10, 2025	September 15, 2025	September 15, 2025
October 9, 2025		October 14, 2025
November 10, 2025		November 13, 2025
December 10, 2025	December 15, 2025	December 15, 2025
January 8, 2026		January 13, 2026
February 10, 2026		February 13, 2026
March 10, 2026	March 13, 2026	March 13, 2026
April 8, 2026		April 13, 2026
May 8, 2026		May 13, 2026
June 10, 2026	June 15, 2026	June 15, 2026
July 8, 2026		July 13, 2026
August 10, 2026		August 13, 2026
Valuation Date		Maturity Date
October 10, 2018		October 15, 2018
November 8, 2018		November 13, 2018
December 10, 2018	December 13, 2018	December 13, 2018
January 9, 2019		January 14, 2019
February 8, 2019		February 13, 2019
March 8, 2019	March 13, 2019	March 13, 2019
April 10, 2019		April 15, 2019
May 8, 2019		May 13, 2019
June 10, 2019	June 13, 2019	June 13, 2019
July 10, 2019		July 15, 2019
August 8, 2019		August 13, 2019
September 10, 2019	September 13, 2019	September 13, 2019
October 10, 2019		October 15, 2019
November 8, 2019		November 13, 2019
December 10, 2019	December 13, 2019	December 13, 2019
January 8, 2020		January 13, 2020
February 10, 2020		February 13, 2020
March 10, 2020	March 13, 2020	March 13, 2020
April 7, 2020		April 13, 2020

May 8, 2020		May 13, 2020
June 10, 2020	June 15, 2020	June 15, 2020
July 8, 2020		July 13, 2020
August 10, 2020		August 13, 2020
September 9, 2020	September 14, 2020	September 14, 2020
October 8, 2020		October 13, 2020
November 10, 2020		November 13, 2020
December 9, 2020	December 14, 2020	December 14, 2020
January 8, 2021		January 13, 2021
February 10, 2021		February 16, 2021
March 10, 2021	March 15, 2021	March 15, 2021
April 8, 2021		April 13, 2021
May 10, 2021		May 13, 2021
June 9, 2021	June 14, 2021	June 14, 2021
July 8, 2021		July 13, 2021
August 10, 2021		August 13, 2021
September 8, 2021	September 13, 2021	September 13, 2021
October 8, 2021		October 13, 2021
November 10, 2021		November 15, 2021
December 8, 2021	December 13, 2021	December 13, 2021
January 10, 2022		January 13, 2022
February 9, 2022		February 14, 2022
March 9, 2022	March 14, 2022	March 14, 2022
April 8, 2022		April 13, 2022
May 10, 2022		May 13, 2022
June 8, 2022	June 13, 2022	June 13, 2022
July 8, 2022		July 13, 2022
August 10, 2022		August 15, 2022
September 8, 2022	September 13, 2022	September 13, 2022
October 10, 2022		October 13, 2022
November 9, 2022		November 14, 2022
December 8, 2022	December 13, 2022	December 13, 2022
January 10, 2023		January 13, 2023
February 8, 2023		February 13, 2023
March 8, 2023	March 13, 2023	March 13, 2023
April 6, 2023		April 13, 2023
May 10, 2023		May 15, 2023
June 8, 2023	June 13, 2023	June 13, 2023
July 10, 2023		July 13, 2023
August 9, 2023		August 14, 2023
September 8, 2023	September 13, 2023	September 13, 2023
October 10, 2023		October 13, 2023
November 8, 2023		November 13, 2023
December 8, 2023	December 13, 2023	December 13, 2023
January 10, 2024		January 16, 2024
February 8, 2024		February 13, 2024
March 8, 2024	March 13, 2024	March 13, 2024
April 10, 2024		April 15, 2024
May 8, 2024		May 13, 2024
June 10, 2024	June 13, 2024	June 13, 2024
July 10, 2024		July 15, 2024
August 8, 2024		August 13, 2024
September 10, 2024	September 13, 2024	September 13, 2024
October 10, 2024		October 15, 2024
November 8, 2024		November 13, 2024
December 10, 2024	December 13, 2024	December 13, 2024
January 8, 2025		January 13, 2025
February 10, 2025		February 13, 2025
March 10, 2025	March 13, 2025	March 13, 2025

April 9, 2025		April 14, 2025
May 8, 2025		May 13, 2025
June 10, 2025	June 13, 2025	June 13, 2025
July 9, 2025		July 14, 2025
August 8, 2025		August 13, 2025
September 10, 2025	September 15, 2025	September 15, 2025
October 9, 2025		October 14, 2025
November 10, 2025		November 13, 2025
December 10, 2025	December 15, 2025	December 15, 2025
January 8, 2026		January 13, 2026
February 10, 2026		February 13, 2026
March 10, 2026	March 13, 2026	March 13, 2026
April 8, 2026		April 13, 2026
May 8, 2026		May 13, 2026
June 10, 2026	June 15, 2026	June 15, 2026
July 8, 2026		July 13, 2026
August 10, 2026		August 13, 2026
Valuation Date		Maturity Date

Credit Suisse